EXHIBIT C
                                CSW Energy, Inc.
                        Intercompany Service Transactions
                      For the Year Ended December 31, 1996
                                   (Unaudited)



   Name                                  Type of Service                Amount
------------                          -----------------------         ----------
Central and South West Services, Inc. Salaries, overheads, and travel $2,991,497
(Wholly owned subsidiary of           in support of CSW Energy, Inc.
Central and South West Corporation)   projects.


Transok, Inc.                         Salaries, overheads, and travel    $41,486
(Wholly owned subsidiary of           in support of CSW Energy, Inc.
Central and South West Corporation)   projects.

West Texas Utilities, Inc.            Salaries, overheads, and travel    $64,486
(Wholly owned subsidiary of           in support of CSW Energy, Inc.
Central and South West Corporation)   projects.

Central Power and Light Company       Salaries, overheads, and travel   $201,335
(Wholly owned subsidiary of           in support of CSW Energy, Inc.
Central and South West Corporation)   projects.

Southwestern Electric Power Company   Salaries, overheads, and travel    $27,338
(Wholly owned subsidiary of           in support of CSW Energy, Inc.
Central and South West Corporation)   projects.

Central and South West Corporation    Interest on cash advances       $3,038,257
(Parent)                              provided to CSW Energy, Inc.